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                                                                    EXHIBIT 99.1



                               JOINT FILING AGREEMENT




       In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Lear Seating Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  February 10, 1995


THE GOLDMAN SACHS GROUP, L.P.                      GOLDMAN, SACHS & CO.


By: /s/ David B. Ford                              By: /s/ David B. Ford
   ---------------------------------------------      -------------------------
Name:  David B. Ford                               Name:  David B. Ford
Title: General Partner                             Title: General Partner

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